FOR FURTHER INFORMATION:

CoACTIVE MARKETING GROUP                                   FRB | WEBER SHANDWICK

Donald A. Bernard                          Marilynn Meek - General, 212-445-8451
Executive Vice President                  Susan Garland - Analysts, 212-445-8458
& Chief Financial Officer
516-622-2830


FOR IMMEDIATE RELEASE


                     COACTIVE MARKETING GROUP, INC. REPORTS
                   FISCAL FIRST QUARTER 2004 FINANCIAL RESULTS

                  NET INCOME UP 100.3% ON SALES GROWTH OF 13.6%

GREAT NECK, NY, AUGUST 7, 2003 - CoActive Marketing Group, Inc. (Nasdaq:
SmallCap CMKG), a leading independent full-service marketing, sales promotion and interactive services company, today reported financial results for its 2004 fiscal first quarter ended June 30, 2003.

Net income for the first quarter of fiscal 2004 rose 100.3% to $328,978, or $0.06 per diluted share, compared to net income of $164,255, or $0.03 per diluted share for the first fiscal quarter of 2003. Sales for the quarter were $16,072,640 compared to $14,143,991 for the comparable period last year, a 13.6% increase.

John Benfield, President and Chief Executive Officer said, "We are pleased with our first quarter sales and earnings growth which were in line with our expectations. This strong performance reflects our focus on strengthening existing client relationships and the building of new ones. As recently reported, we have expanded our relationship with Diageo, the world's leading premium drinks company."

"CoActive continues to be recognized for our outstanding promotional marketing campaigns. CoActive has been named a finalist in PROMO Magazine's PRO Awards 2003 competition in the category of Best Account-Specific Campaign for our Scott's Party at Wal-Mart entry."

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"Looking forward, we maintain our positive expectations with respect to growth in the Company's sales and earnings for the remainder of the fiscal year, driven by the continued success of our cross selling efforts. We are also confident of our ability to service the growing Hispanic marketplace, and make further inroads in the health care and financial services industries."

CoActive Marketing Group, Inc. is a full-service marketing, sales promotion, and interactive services company that develops and manages integrated marketing, sales and promotional programs at both national and local levels for consumer product companies. The programs are geared towards growing incremental sales and profits by identifying and addressing key trade, sales and consumer trends.

This press release includes statements, which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 under "Risk Factors," including but not limited to "Unpredictable Revenue Patterns," "Competition," "Customers," "Dependence on Key Personnel," "Expansion Risk," "Control by Executive Officers," and "Outstanding Indebtedness, Security Interest." The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at Http://www.sec.gov Or by contacting CoActive Marketing Group, Inc.

                             Financial Tables Follow


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                         COACTIVE MARKETING GROUP, INC.

                      Consolidated Statements of Operations

                               Three Months Ended

                                       June 30, 2003    June 30, 2002   % Change
                                       -------------    -------------   --------
                                                        (unaudited)

Sales                                    $16,072,640      $14,143,991       13.6
Gross Profit                               3,591,430        2,915,321       23.2
Income Before Provision for
   Income Taxes                              585,850          308,812       89.7
Provision for Income Taxes                   249,372          123,557      101.8
Net Income                                   328,978          164,255      100.3
Net Income per Common and
   Common Equivalent Share
            Basic                        $      0.06      $      0.03      100.0
            Diluted                      $      0.06      $      0.03      100.0
Average Shares Outstanding
            Basic                          5,119,347        5,028,481        1.8
            Diluted                        5,765,948        5,531,533        4.2


                           Consolidated Balance Sheet

                                            June 30, 2003         March 31, 2003
                                            -------------         --------------

                  Total Assets                $38,630,065          $39,098,698
                  Current Debt                  1,175,000            1,375,000
                  Long-Term Debt                4,097,000            4,500,000
                  Total Liabilities            22,262,253           23,277,864
                  Stockholders' Equity         16,367,812           15,820,834

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